Exhibit T3B-33

THIRD AMENDED AND RESTATED BYLAWS OF GENON REMA SERVICES, INC. DECEMBER 3, 2010

TABLE OF CONTENTS ARTICLE I OFFICES 1 Section 1.1 Registered Office 1 Section 1.2 Other Offices 1 ARTICLE II STOCKHOLDERS 1 Section 2.1 Place of Meetings 1 Section 2.2 Annual Meetings 1 Section 2.3 Special Meetings 1 Section 2.4 Notice of Meetings 1 Section 2.5 Adjournments 2 Section 2.6 Quorum 2 Section 2.7 Conduct of Meetings 2 Section 2.8 Voting; Proxies 2 Section 2.9 Record Date 3 Section 2.10 List of Stockholders Entitled to Vote 3 Section 2.11 Consent of Stockholders in Lieu of Meeting 3 ARTICLE III BOARD OF DIRECTORS 3 Section 3.1 Powers; Number; Tenure 3 Section 3.2 Vacancies 4 Section 3.3 Regular Meetings 4 Section 3.4 Special Meetings 4 Section 3.5 Meetings by Conference Telephone 4 Section 3.6 Quorum; Vote Required for Action 4 Section 3.7 Organization 4 Section 3.8 Consent of Directors in Lieu of Meeting 4 ARTICLE IV OFFICERS 5 Section 4.1 General Election 5 Section 4.2 Term of Office; Resignation; Removal; Vacancies 5 Section 4.3 Powers and Duties 5 ARTICLE V STOCK 5 Section 5.1 Certificates 5 Section 5.2 Signatures 5 Section 5.3 Lost, Stolen or Destroyed Certificates 6 Section 5.4 Dividends 6 ARTICLE VI INDEMNIFICATION 6 Section 6.1 Indemnification of Directors, Officers, Employees and Agents 6 i

ARTICLE VII MISCELLANEOUS 7 Section 7.1 Fiscal Year 7 Section 7.2 Seal 7 Section 7.3 Waiver of Notice of Meetings of Stockholders, Directors and Committees .. 7 Section 7.4 Interested Directors; Quorum 7 Section 7.5 Form of Records 8 Section 7.6 Amendment of Bylaws 8 ii

THIRD AMENDED AND RESTATED BYLAWS OF GENON REMA SERVICES, INC. (THE "CORPORATION") ARTICLE I OFFICES Section 1.1 Registered Office. The registered office of the Corporation shall be in the City of Wilmington, County of New Castle in the State of Delaware. Section 1.2 Other Offices. The Corporation may also have offices at such other places, both within and without the State of Delaware, as the Board of Directors may from time to time determine. ARTICLE II STOCKHOLDERS Section 2.1 Place of Meetings. Meetings of stockholders for the election of directors or for any other purpose shall be held at such time and place, either within or without the State of Delaware, as designated from time to time by the Board of Directors and stated in the notice of the meeting or in a duly executed waiver of notice thereof. The Board of Directors may, in its sole discretion, determine that a meeting of the stockholders may not be held at any place, but may instead be held solely by means of remote communication in the manner authorized by the General Corporation Law of the State of Delaware. Section 2.2 Annual Meetings. The annual meeting of stockholders shall be held for the election of directors at such date, time and place, either within or without the State of Delaware, as designated from time to time by the Board of Directors. Any other proper business may be transacted at the annual meeting. Section 2.3 Special Meetings. Special meetings of stockholders may be called at any time by any of (a) the Board of Directors, (b) the Chairman of the Board, if any, (c) the President, (d) any Vice President, (e) the Secretary or (f) the Assistant Secretary of the Corporation, to be held at such date, time and place, either within or without the State of Delaware, as may be stated in the notice of the meeting. A special meeting of stockholders shall be called by the Secretary or Assistant Secretary upon the written request, stating the purpose of the meeting, of stockholders who together own of record a majority of the outstanding shares of each class of stock entitled to vote at such meeting. Section 2.4 Notice of Meetings. Whenever stockholders are required or permitted to take any action at a meeting, a written notice of the meeting shall be given stating the place, date and hour of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Unless otherwise required by law, the written notice of any meeting shall be given not less than ten nor more than 60 days before the date of the meeting to each stockholder entitled to vote at such meeting. If mailed, such notice shall be deemed to be given when deposited in the United States mail, postage prepaid, directed to the stockholder at such stockholder's address as it appears on the records of the Corporation. 1

Section 2.5 Adjournments. Any meeting of stockholders, annual or special, may be adjourned from time to time, to reconvene at the same or some other place, and notice need not be given of any such adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the Corporation may transact any business that might have been transacted at the original meeting. If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. Section 2.6 Quorum. At each meeting of stockholders, except where otherwise required by law or the Certificate of Incorporation of the Corporation (the "Certificate of Incorporation") or these Bylaws, the holders of a majority of the outstanding shares of stock entitled to vote on a matter at the meeting, present in person or represented by proxy, constitutes a quorum. In the absence of a quorum, the stockholders so present or represented may, by majority vote, adjourn the meeting from time to time in the manner provided by Section 2.5 of these Bylaws until a quorum of such class is present or represented. Shares of its own capital stock belonging on the record date for the meeting to the Corporation or to another corporation, if a majority of the shares entitled to vote in the election of directors of such other corporation is held, directly or indirectly, by the Corporation, is not entitled to vote nor counted for quorum purposes; provided, however, that the foregoing shall not limit the right of the Corporation to vote stock, including but not limited to its own stock, held by it in a fiduciary capacity. Section 2.7 Conduct of Meetings. Meetings of stockholders shall be presided over by (a) the Chairman of the Board, if any, (b) in the absence of the Chairman of the Board, the President or Vice President, (c) in the absence of the foregoing persons, a chairman designated by the Board of Directors or (d) in the absence of such designation, a chairman chosen at the meeting. The Secretary, or an Assistant Secretary (in the absence of the Secretary), shall act as secretary of the meeting, but in the absence of the Secretary and any Assistant Secretary, the chairman of the meeting may appoint any person to act as secretary of the meeting. Section 2.8 Voting; Proxies. Unless otherwise provided in the Certificate of Incorporation, each stockholder entitled to vote at any meeting of stockholders is entitled to one vote for each share of stock held by such stockholder that has voting power upon the matter in question. Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for such stockholder by proxy, but no such proxy may be voted or acted upon after three years from its date, unless the proxy provides for a longer period. A duly executed proxy is irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power, regardless of whether the interest with which it is coupled is an interest in the stock itself or an interest in the Corporation generally. A stockholder may revoke any proxy that is not irrevocable by attending the meeting and voting in person or by filing an instrument in writing revoking the proxy or another duly executed proxy bearing a later date with the Secretary of the Corporation. Voting at meetings of stockholders need not be by written ballot and need not be conducted by inspectors unless the holders of a majority of the outstanding shares of all classes of stock entitled to vote thereon present in person or represented by proxy at such meeting so determine. Directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to 2 vote on the election of directors. In all other matters, unless otherwise required by law, the Certificate of Incorporation or these Bylaws, the affirmative vote of the holders of a majority of the shares present in person or represented by proxy at the meeting and entitled to vote on the subject mailer shall be the act of the stockholders. Section 2.9 Record Date. The Board of Directors may fix a date, not less than ten nor more than 60 days preceding the date of any meeting of the stockholders, as a record date for determination of stockholders entitled to notice of, or to vote at, such meeting. The Board of Directors may not close the books of the corporation against transfers of shares during the whole or any part of such period. Section 2.10 List of Stockholders Entitled to Vote. The Secretary shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholders, for any purpose genmane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof and may be inspected by any stockholder who is present. Section 2.11 Consent of Stockholders in Lieu of Meeting. Unless otherwise provided in the Certificate of Incorporation, any action required by law to be taken at any annual or special meeting of stockholders of the Corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing. ARTICLE III BOARD OF DIRECTORS Section 3.1 Powers; Number; Tenure. Except as provided statute, the Certificate of Incorporation or a bylaw adopted by stockholders, the business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. The number of directors constituting the whole Board of Directors shall be fixed from time to time by the affirmative vote of a majority of the members of the Board of Directors or by the stockholders at the annual meeting or a special meeting. Except as provided in Section 3.2 of this Article, directors shall be elected by a plurality of the votes cast at annual meetings of the stockholders, and each director so elected shall hold office for the full term to which he shall have been elected and until his successor is duly elected and qualified, or until his earlier death, resignation or removal. Any director may resign at any time upon notice to the Corporation. A director need not be a stockholder of the Corporation or a resident of the State of Delaware. 3

Section 3.2 Vacancies. Unless otherwise required by law or the Certificate of Incorporation, vacancies arising through death, resignation, removal, an increase in the number of directors or otherwise may be filled only by a majority of the directors then in office, though less than a quorum, or by a sole remaining director, and the directors so chosen shall hold office until the next annual election and until their successors are duly elected and qualified, or until their earlier death, resignation or removal. Section 3.3 Regular Meetings. Regular meetings of the Board of Directors may be held at such places, either within or without the State of Delaware, and at such times as the Board may from time to time determine, and if so determined, notice thereof need not be given. Section 3.4 Special Meetings. Special meetings of the Board of Directors may be held at any time or place, either within or without the State of Delaware, whenever called by the Chairman of the Board, if any, the President or a majority of directors then in office. The person or persons calling the meeting thereof shall give reasonable notice. Section 3.5 Meetings by Conference Telephone. Unless otherwise restricted by the Certificate of Incorporation, members of the Board of Directors, or any committee designated by the Board, may participate in a meeting of the Board or of such committee, as the case may be, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this section constitutes presence in person at such meeting. Section 3.6 Quorum; Vote Required for Action. At all meetings of the Board of Directors, a majority of the Board of Directors constitutes a quorum for the transaction of business. The vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board unless the Certificate of Incorporation or these Bylaws requires a vote of a greater number. In case at any meeting of the Board a quorum is present, the members of the Board present may adjourn the meeting from time to time until a quorum is present. Section 3.7 Organization. Meetings of the Board of Directors shall be presided over by (a) the Chairman of the Board, if any, (b) in the absence of the Chairman of the Board, by the President or a Vice President or (c) in their absence, by a chairman chosen at the meeting. The Secretary, or an Assistant Secretary (in the absence of the Secretary), shall act as secretary of the meeting, but in the absence of the Secretary and any Assistant Secretary the chairman of the meeting may appoint any person to act as secretary of the meeting. Section 3.8 Consent of Directors in Lieu of Meeting. Unless otherwise provided in the Certificate of Incorporation, any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the Board or of such committee, as the case may be, consent to such action in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee. 4

ARTICLE IV OFFICERS Section 4.1 General Election. As soon as practicable after the annual meeting of stockholders in each year, the Board of Directors shall elect a President, a Secretary and a Treasurer, and it may, if it so determines, elect a Chairman of the Board from among its members. The Board may also elect one or more Vice Presidents, one or more Assistant Vice Presidents, one or more Assistant Secretaries, one or more Assistant Treasurers and such other officers as the Board may deem desirable or appropriate and may give any of them such farther designations or alternate titles as it considers desirable. Any number of offices may be held by the same person unless the Certificate of Incorporation otherwise provides. Section 4.2 Term of Office; Resignation; Removal; Vacancies. Unless otherwise provided in the resolution of the Board of Directors electing any officer, each officer shall hold office until his or her successor is elected and qualified or until his or her earlier death, resignation or removal. Any officer may resign at any time upon written notice to the Board, the President or the Secretary of the Corporation. Such resignation shall take effect at the time specified therein, and unless otherwise specified therein no acceptance of such resignation is necessary to make it effective. The Board may remove any officer with or without cause at any time. Any such removal shall be without prejudice to the contractual rights of such officer, if any, with the Corporation, but the election of an officer shall not of itself create contractual rights. Any vacancy occurring in any office of the Corporation by death, resignation, removal or otherwise may be filled by the Board at any regular or special meeting. Section 4.3 Powers and Duties. The officers of the Corporation shall have such powers and duties in the management of the Corporation stated in these Bylaws or in a resolution of the Board of Directors which is not inconsistent with these Bylaws and, to the extent not so stated, as generally pertain to their respective offices, subject to the control of the Board. The Secretary has the duty to record the proceedings of the meetings of the stockholders, the Board of Directors and any committees in a book to be kept for that purpose. The Board may require any officer, agent or employee to give security for the faithful performance of his or her duties. ARTICLE V STOCK Section 5.1 Certificates. Every holder of stock in the Corporation is entitled to have a certificate signed by or in the name of the Corporation by (a) the Chairman of the Board of Directors, if any, or the President or a Vice President and (b) the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary, of the Corporation, representing the number of shares of stock in the Corporation owned by holder named in the certificate. Section 5.2 Signatures. Any or all of the signatures on a certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate has ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue. 5

Section 5.3 Lost. Stolen or Destroyed Certificates. The Corporation may issue a new certificate of stock in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the Corporation may require the owner of the lost, stolen or destroyed certificate, or such owner's legal representative, to give the Corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate. Section 5.4 Dividends. Dividends upon the capital stock of the Corporation, subject to the provisions of the Certificate of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, and may be paid in cash, in property or in shares of capital stock of the Corporation. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors from time to time, in its absolute discretion, deems proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for any proper purpose, and the Board of Directors may modify or abolish any such reserve. ARTICLE VI INDEMNIFICATION Section 6.1 Indemnification of Directors, Officers, Employees and Agents. The Corporation shall indemnify its directors and officers to the fullest extent authorized or permitted by applicable law, as now or hereafter in effect, and such right to indemnification shall continue as to a person who has ceased to be a director or officer of the Corporation and shall inure to the benefit of his or her heirs, executors and personal and legal representatives; provided, however, that, except for proceedings to enforce rights to indemnification, the Corporation shall not be obligated to indemnify any director or officer (or his or her heirs, executors or personal or legal representatives) in connection with a proceeding (or part thereof) initiated by such person unless such proceeding (or part thereof) was authorized or consented to by the Board of Directors. The right to indemnification conferred by this Article VI includes the right to be paid by the Corporation the expenses incurred in defending or otherwise participating in any proceeding in advance of its final disposition upon receipt by the Corporation of an undertaking by or on behalf of the director or officer receiving advancement to repay the amount advanced if it is ultimately determined that such person is not entitled to be indemnified by the Corporation under this Article VI. The Corporation may, to the extent authorized from time to time by the Board of Directors, provide rights to indemnification and to the advancement of expenses to employees and agents of the Corporation similar to those conferred in this Article VI to directors and officers of the Corporation. The rights to indemnification and to the advancement of expenses conferred in this Article VI is not exclusive of any other right which any person may have or hereafter acquire under the Certificate of Incorporation, these Bylaws, any statute, agreement, vote of stockholders or disinterested directors or otherwise. 6

Any repeal or modification of this Article VI by the stockholders of the Corporation shall not adversely affect any rights to indemnification and to the advancement of expenses of a director, officer, employee or agent of the Corporation existing at the time of such repeal or modification with respect to any acts or omissions occurring prior to such repeal or modification. ARTICLE VII MISCELLANEOUS Section 7.1 Fiscal Year. The Board of Directors shall determine the fiscal year of the Corporation. Section 7.2 Seal. The Corporation may have a corporate seal which has the name of the Corporation inscribed thereon and is in such form as may be approved from time to time by the Board of Directors. The corporate seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced. Section 7.3 Waiver of Notice of Meetings of Stockholders, Directors and Committees. Whenever notice is required to be given by law or under any provision of the Certificate of Incorporation or these Bylaws, a written waiver thereof, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting constitutes a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, directors or members of a committee of directors need be specified in any written waiver of notice unless so required by the Certificate of Incorporation or these Bylaws. Section 7.4 Interested Directors; Quorum. No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board of Directors or committee thereof which authorizes the contract or transaction, or solely because his or her or their votes are counted for such purpose, if: (a) the material facts as to his or her relationship or interest and as to the contract or transaction are disclosed or are known to the Board or the committee, and the Board or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; (b) the material facts as to his or her relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or (c) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified, by the Board, a committee thereof or the stockholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee that authorizes the contract or transaction. 7

Section 7.5 Form of Records. Any records maintained by the Corporation in the regular course of its business, including its stock ledger, books of account and minute books, may be kept on, or be in the form of, punch cards, magnetic tape, photographs, microphotographs or any other information storage device, provided that the records so kept can be converted into clearly legible form within a reasonable time. The Corporation shall so convert any records so kept upon the request of any person entitled to inspect the same. Section 7.6 Amendment of Bylaws. These Bylaws may be amended or repealed, and new Bylaws adopted, by the Board of Directors, but the stockholders entitled to vote may adopt additional Bylaws and may amend or repeal any bylaw whether or not adopted by them. 8